UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2017

SUN BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(I.R.S. Employer Identification No)

350 Fellowship Road, Suite 101, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 691 - 7700

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition

On July 26, 2017, the Registrant issued a press release to report second quarter 2017 earnings per share. A copy of the press release is furnished with this Form 8-K as an exhibit and incorporated by reference herein.

Item 8.01	Other Events

On June 30, 2017, the Company entered into a definitive agreement with OceanFirst Financial Corp. (NASDAQ: OCFC) (“OceanFirst”), pursuant to which the Company will merge with and into OceanFirst with OceanFirst as the surviving entity (the “Merger”).  The Merger is expected to close in the first quarter of 2018, subject to each company receiving the required approval of its shareholders, receipt of all required regulatory approvals and other customary closing conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99 Press Release dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: July 27, 2017	/s/ Thomas R. Brugger
Thomas R. Brugger
Executive Vice President and Chief Financial Officer